UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2025

CHAMPION HOMES, INC.

(Exact name of Registrant as Specified in Its Charter)

Indiana	001-04714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 West Big Beaver Road, Suite 1000
Troy, Michigan		48084
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 614-8211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SKY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 28, 2025 (the “Effective Date”), Champion Homes, Inc. (the “Company”) and Champion Home Builders, Inc. (the “Borrower”) entered into a Second Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the other lenders party thereto (the “Restated Credit Agreement”) providing for a $200.0 million revolving credit facility (the “Revolving Credit Facility”), including a $45.0 million letter of credit sub-facility. The Restated Credit Agreement amends and restates, and replaces in its entirety, the Company’s existing Amended and Restated Credit Agreement, dated as of July 7, 2021 (as amended by that certain Amendment No.1 to Amended and Restated Credit Agreement, dated as of May 18, 2023) (the “Existing Credit Agreement”). The Restated Credit Agreement, among other things, extends the maturity date from July 2026 under the Existing Credit Agreement to July 2030.

Borrowings under the Revolving Credit Facility bear interest at varying rates based on the consolidated total net leverage ratio of the Company and its subsidiaries. Through the end of the first full fiscal quarter after the Effective Date, the annual interest rate will be equal, at the Borrower’s election, to (a) Term SOFR (which shall be subject to a floor of 0.00%) plus 1.125% or (b) an alternate base rate (“ABR”) (equal to the highest of (A) the prime rate in effect from time to time, (B) the federal funds effective rate in effect from time, plus0.50%, and (C) one-month Term SOFR plus 1.00% (which ABR shall be subject to a floor of 1.00%)), plus (ii) 0.125%. Thereafter, the annual interest rate will adjust based on the consolidated total net leverage ratio of the Company and its subsidiaries and range from a high of Term SOFR plus 1.875% or the ABR plus 0.875% (when the consolidated total net leverage ratio is equal to or greater than 2.25 to 1.00), to a low of Term SOFR plus 1.125% or the ABR plus 0.125% (when the consolidated total net leverage ratio is less than 0.50 to 1.00). In addition, for the first full fiscal quarter after the Effective Date, the Borrower will be obligated to pay an unused commitment fee at rate of 0.15% of the amount of unused commitments under the Revolving Credit Facility. Thereafter, the unused commitment fee will range between 0.15% and 0.30% depending on the consolidated total net leverage ratio.

The Revolving Credit Facility is guaranteed, on a joint and several basis, by the Company, the Borrower and each of the Company’s material wholly-owned U.S. subsidiaries (subject to certain exceptions) (the “Subsidiary Guarantors”) and is secured by a first priority security interest in substantially all of the Company’s, the Borrower’s and the Subsidiary Guarantors’ assets (subject to certain exceptions, including, without limitation, real property).

Optional prepayments under the Revolving Credit Facility are permitted, in whole or in part, without premium or penalty (except breakage costs). The Revolving Credit Facility requires mandatory prepayments, without any corresponding permanent reduction in revolving commitments, (a) subject to the right of reinvestment and certain other exceptions, in amounts equal to 100% of the net cash proceeds from certain asset sales and casualty and condemnation events and (b) subject to certain exceptions, in amounts equal to 100% of the net cash proceeds of certain indebtedness, the incurrence of which was not permitted under the Revolving Credit Facility at the time incurred.

Subject to certain conditions and requirements set forth in the Restated Credit Agreement, the Borrower may request one or more increases in the commitments under the Revolving Credit Facility up to $100.0 million in the aggregate.

Borrowings under the Revolving Credit Facility may be utilized for working capital, capital expenditures, permitted acquisitions, permitted restricted payments and other general corporate purposes.

The Restated Credit Agreement contains customary representations and warranties, affirmative and negative covenants (including restrictions, subject to customary exceptions, qualifications, and baskets, on the ability of the Company and its subsidiaries to incur additional indebtedness, issue certain types of stock, pay dividends or distributions on, redeem, repurchase, or retire capital stock, make payments on, or redeem, repurchase, or retire indebtedness, make investments, loans, advances, or acquisitions, enter into sale and leaseback transactions, engage in transactions with affiliates, create liens, transfer, or sell assets, guarantee indebtedness, create restrictions on the payment of dividends or other amounts from their subsidiaries, and consolidate, merge, or transfer all or substantially all of the assets of the Company and its subsidiaries taken as a whole), and events of default.

In addition, the Restated Credit Agreement includes (i) a maximum consolidated total net leverage ratio of 3.25 to 1.00, subject to an upward adjustment to 3.75 to 1.00 upon the consummation of a material acquisition for the subsequent four fiscal quarters ending immediately thereafter, provided there are at least two fiscal quarters not subject to such upward adjustment before a subsequent material acquisition may result in a subsequent upward adjustment, and (ii) a minimum interest coverage ratio of 3.00 to 1.00.

The foregoing description of the Restated Credit Agreement is qualified in its entirety by reference to the full text of the Restated Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information included in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1

Second Amended and Restated Credit Agreement, dated as of July 28, 2025, by and among Champion Homes, Inc., Champion Home Builders, Inc., Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION HOMES, INC.

Date:	July 29, 2025	By:	/s/ Laurel Krueger
Laurel Krueger Sr. Vice President, General Counsel & Secretary